2 0 0 8 A N N U A L R E P O R T

OUR VISION: At United, we're committed to making a difference every day by providing the right solution delivered with the best client experience on Planet Earth.

FINANCIAL HIGHLIGHTS UNITED BANCORP, INC. AND SUBSIDIARIES

In thousands, where applicable	2008	2007	% CHANGE
BALANCE SHEET (at December 31)
Securities	$85,093	$85,898	-0.9%
Loans	702,007	650,300	8.0%
Deposits	709,549	671,537	5.7%
Total assets	832,393	795,687	4.6%

INCOME STATEMENT PERFORMANCE
Interest income	$47,041	$51,634	-8.9%
Interest expense	17,297	21,873	-20.9%
Net interest income	29,744	29,761	-0.1%
Noninterest income	13,510	13,652	-1.0%
Net income (loss)	(36)	5,582	-100.6%
Basic and diluted earnings (loss) per share	(0.01)	1.06	-100.9%
Return on average assets	0.00%	0.72%	-100.0%
Return on average shareholders' equity	-0.05%	7.44%	-100.7%

CAPITAL PERFORMANCE
Year-end shareholders' equity	$69,451	$72,967	-4.8%
Year-end book value per share	13.75	14.33	-4.1%
Cash dividends per share	0.70	0.79	-11.4%
Dividend payout ratio	NA	74.5%	NA
Average equity to average total assets	9.09%	9.65%	-5.8%

ASSET QUALITY
Net charge-offs to average gross loans	1.28%	0.66%	93.9%
Nonperforming loans to gross loans	3.09%	2.33%	32.6%
Allowance for loan losses to gross loans	2.63%	1.91%	37.7%
Allowance for loan losses to nonperforming loans	85.1%	81.2%	4.8%

	2008	2007	2006	2005	2004
FIVE YEAR PERFORMANCE RECORD
Five year average ROA	0.87%	1.12%	1.24%	1.19%	1.21%
Five year average ROE	9.10	11.76	13.08	12.69	12.76
Compound growth in earnings per share	-24.0	-5.1	11.7	7.6	7.9
Compound growth in book value	4.3	6.2	8.6	8.0	8.4
Five year average dividend yield	3.21	2.73	2.45	2.41	2.50
Per share data has been restated to reflect stock dividends paid in 2007, 2006, 2005, and 2004.

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LETTER TO SHAREHOLDERS.

It is no secret that the banking industry is facing tough challenges in today's economic times. While these issues may be making headlines, United's clients should feel secure that their money is safe and sound. As with other banks, credit quality is still a major issue, and funding is our number-one focus day by day; however, we have many reasons to be optimistic and very positive about our future.

Please know that we are a community bank, not an investment or money-center bank. We are considered well capitalized and well positioned to weather the coming months. Are we operating in difficult and unprecedented times? Yes; however, as an organization, we continue to meet these challenges, and we are confident that United will come out a stronger organization in the long run. We are still in the business of helping our clients achieve their financial goals. There are a lot of loan opportunities in our markets right now, and in order to take advantage of them, we must increase our funding and stay focused on looking for opportunities that grow deposits in the markets we serve. These local deposits stay local, which fosters small business growth, creates jobs, and equips us to provide loans to the people in our communities. Larger regional and national banks take your deposits, but they don't always reinvest the money here - the deposits may end up across the country or around the world. That's why it's so important to support the businesses that support us; the same businesses that make our community a good place to live and keep our standard of living rising - not falling.

Such a forward focus is all the more challenging because the outlook for growth from those businesses that drove our earnings gains in recent years is not as strong. We are fortunate because our diverse business model provides us with unique opportunities in 2009, with our mortgage company, United Structured Finance Company™, the Wealth Management Group, and our small business initiative. These areas are not only drivers for growth, but also vehicles for bringing new relationships to the bank. We know that clients are looking for financial planning expertise; therefore, delivering our team-based consultative expertise is imperative as clients and prospects look for advisors to help them develop plans to achieve their long-term goals. The team approach we started in 2008 is truly our unique value proposition, and allows us to deliver on our financial champion mission. By offering our traditional banking services with business advisory capabilities and wealth management services, we continue to enhance the value delivered to our clients and are well positioned for future growth.

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Along with our team approach for our business lines, our other focus for 2009 is centered on refining our business model with the following key initiatives:

Client Experience - Our clients have told us that we need to offer more product advice. Because of this, we will focus our training on the development of a financial champion certification process. We will also extend our Bank Locally branding campaign to continue to generate more deposits. Keeping dollars local has been the right message to deliver in our markets, and we have had great success in many areas, including schools and municipalities.

Infrastructure Development -We will continue to integrate our loan and credit operations. This will allow us to gain efficiencies while ensuring that we focus our efforts on the credit quality of the loans we serve. We will also finalize a vision for our virtual office. Knowing that clients want more flexibility in how they interact with us, we know this vision is important for us to succeed in the future.

We're in a good position to be solid for the future. As a community bank, we are well capitalized; this will allow us to be a big part of our area's recovery. Our fate is intertwined with yours. In the communities we serve, we pay nearly $380,000 in property taxes, give over $350,000 in donations to local organizations, employ over 270 people, and finance $700 million in loans. What it boils down to is that we care about you, we care about this community, and we care about what happens right here. And right now, that's more important than ever.

David S. Hickman
Chairman of the Board

Robert K. Chapman
President and Chief Executive Officer

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EXPERIENCE THE UNITED DIFFERENCE. It may be the area, it may be because we grew up here, or maybe it's something in the water, but we can truthfully say that our people are what really make the difference between us and other financial institutions. When our clients walk in, they feel welcomed, they feel at home, and most importantly, they feel valued. Ours is a culture of cooperation, enthusiasm, and commitment to excellence in everything we do, every day. That's why we really do make a difference at United - in the lives of our clients and in the community itself.

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UNITED IN OUR CULTURE.

Let's face it: our products are not what will differentiate us in the marketplace. United's success depends on our client base being raving fans, augmented by referrals from family, friends, and business associates. And to do that, we need to have the right people in the right places, making a difference every day by delivering the best experience on Planet Earth each and every time a client encounters United.

How? First, by finding co-workers who really are all about the client. We want people who are entrepreneurial, constantly looking at what they're doing, listening to what clients are saying, and asking, "How can I make this better?" United then needs to put the best tools and training at their disposal, and encourage them to take the initiative, make decisions, work in teams, and feel empowered to make a difference in their clients' lives. Creating fans comes down to having the right team members. We can train people to do certain jobs, but we can't train them to have the qualities that make them United material; it has to come from within.

UNITED IN OUR FOCUS.

We've built a strong, responsive, and respected bank because we've assembled a fantastic team of focused and dedicated people. And we're going to do everything we can to sustain that moving forward.

First, we will remain committed to the communities we serve, help them grow and prosper, and help people and businesses achieve their goals. When regional banks aren't willing to make loans locally, we still are. We take the money that's deposited here, and we reinvest it right here. In fact, if there's a project going on that benefits the community, there's a good chance that United is behind it.

Second, but equally as important, we want to maintain the same level of enthusiasm and excitement while fine-tuning our infrastructure. We'll find people who are just as excited and committed to client service as we are, give them the freedom to make decisions, and provide them with the foundations that have served us so well. We are all about people, and always will be. That's what keeps us focused, and that's what makes us all want to go to work in the morning.

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UNITED IN GROWTH.

Whether we expand geographically or organically, there's one thing we always keep top of mind: we want to work with people who share our passion for service and our commitment to being proactive for our clients. Partnership is part of our value system, as is being committed to the communities we serve. Wherever we go, we'll keep decision-making local, because it's the right thing for our communities. We'll reinvest locally, because we know it supports community growth. And we'll establish teams that share the United vision, because ultimately it will benefit the people we serve.

Growing the footprint is not just expanding the geographic areas we are in; it includes the services we offer. In our efforts to become a more-diverse financial company, we've increased our mortgage capabilities, enhanced small business lending, and broadened our wealth management and technological capabilities. We're trying to bring the right things at the right times to our clients.

We'll also continue to encourage people to bank locally to support their local economies. Even though there will always be those who want to get text messages from their megabank while on a mountainside, there will also be those who value a more personal approach.

UNITED IN INTEGRATION.

Our model is one of local decision-making and leadership, because we truly believe that is how we can attract the best people and provide the best service. So it's particularly important that we develop consistent processes and implement best practices. Our continuous process improvement must include three things: improve speed and accuracy; make every experience, both internally and externally, easier and better; and reduce costs.

Lean Office is a tool United uses to look at all aspects of what we do to make us more efficient and productive and, therefore, more cost effective. It provides a series of steps to help us with continuous improvement. We look at communication between the front and back office, we look at innovation and how to best implement it, and we look at redundancies and correct them. To measure our progress, we compare our key productivity measures to our peer groups', and measure improvement over time. For us to move into the future, we have to look at the here-and-now to see where we can improve. Clients are willing to pay a little more if they feel they're getting value. So that's exactly what we have to give them.

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UNITED IN LEADERSHIP.

One of our core beliefs is: You Don't Need a Title to Be a Leader. That's both the name of a book we've distributed around the organization, and an idea that every co-worker at United should exemplify. You see, everybody chooses his or her attitude every day. When we choose a positive attitude, we serve our clients better, and we have more great days.

Enthusiasm is contagious. It is management's job to be the best encouragers on Planet Earth. Every single co-worker should feel valued by the bank and valuable to our clients. So when we talk of leadership at United, it's not about the people with big titles, it's about the people who have big ideas and are personally and professionally invested in the satisfaction and success of our clients. That's what truly makes us different at United - both as a place to work and a place to bank. We all care. We're all leaders.

UNITED IN SERVICE.

This year, we've undertaken a variety of initiatives to improve the client experience, and they seem to be working. We've completed training on key issues, such as improving response times, understanding mishandled transaction costs, dealing with client concerns, and explaining fees and rates. We have implemented a new telephone system, and are working diligently on updating our ATM fleet. All of these activities have been executed keeping our clients' needs front and center.

To see how we're doing, we surveyed our clients on key measures of overall satisfaction, intent to repurchase, and intent to recommend United to others. On a 1-5 scale, we're happy to report that our overall experience rating continues to grow. For 2008, we were at 4.47, up .03 from 2007.

Our United Clients Always Receive Excellent Service (CARES) initiative has established a set of standards for all aspects of client service. An internal CARES Committee, comprised of co-workers passionate about our client experience, ensures standards are met, reviews data, identifies issues, and reinforces positive behavior. We're proud to help make the United experience a great one - for our clients and our co-workers.

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THE UNITED EXPERIENCE. Whether it's creating processes to be more efficient, recognizing ways to make clients happier, or looking to the future, there is a real difference in the way United does business. Time and time again, it comes back to people - the relationships we build with our clients and the relationships we have with our co-workers. Here's one example of how that experience works, both inside and outside the bank.

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FROM THE OUTSIDE.

PETER THEOCHARAKIS
OWNER, DEXTER'S PUB

When I wanted to buy out my partners at Dexter's Pub, I went to a number of different banks. Then I talked to a friend who is with United, and he was very enthusiastic about them. So I met with United's Brian Falzon and Mike Chatas, and I finally found real interest in helping me make my plans work.

Brian was a customer of mine, and as we got to know each other and talked about business, he recognized the potential of the Pub and wanted to do anything he could to help me realize my dreams. As I started working with United, they made me feel like family, not like just a number. I never got that cold feeling you often get at big banks. Brian and Mike helped me work through issues with my ex-partners and found ways to make things work. I couldn't have put this financing together without United; I had a great team to work with. The process was almost too easy, and I had my loans before I knew it. In fact, I have moved my personal accounts to United because I know I have such a great banking team working for me.

The Dexter community is important to me; they've welcomed me. I want to bank here, buy my donuts here, do everything I can to stay local. It's a small town, and I just like keeping things local. I would absolutely tell anyone to talk to United. They're great people, and they'll do anything they can to help you. If United can't help you, nobody can.

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FROM THE INSIDE.

BRIAN FALZON
SENIOR VICE PRESIDENT AND COMMUNITY
BANKING OFFICER,
UNITED BANK & TRUST - WASHTENAW

I was a patron of Dexter's Pub, and I got to know Peter Theocharakis. He wanted to restructure his business, and I wanted to help him. Working with Mike Chatas, from United Structured Finance Company, our team put together a few options for Peter.

The United team quickly recognized that Peter needed something other than a conventional loan, which would not have provided the terms he required. We were able to be more flexible than the larger banks, which allowed us to find a way to reach Peter's goal. It's unusual for a community bank to offer small business loans, but we think that's something a community bank should do. United Structured Finance Company allows us to offer more creative solutions for people like Peter.

Being a community bank means that we know the people, know the businesses, and want to keep our money invested locally to help support the whole community. We live here, we work here, and our kids go to school here. That's why our whole team is interested and invested in helping people like Peter stay in business, be prosperous, and enrich all of our lives. In fact, Peter was so happy with our service, he decided to consolidate all of his commercial deposits, wealth management, personal accounts, and mortgage with United.

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DOUG MERVIS
SENIOR VICE PRESIDENT,
WEALTH MANAGEMENT GROUP

When Brian Falzon introduced me to Peter Theocharakis and his wife, Andrea, I realized that, as with any young family, there were lots of things to take into consideration. Not only did they want to invest and preserve their savings, they needed to plan for their two kids to go to college, be prepared for their own retirement, create a business succession plan, and make provisions for the future. And that is where the Wealth Management Group came in with our financial planning process.

Our open architecture approach allows us to create plans around our clients' needs, not sell them particular products or services. We have a dedicated team of wealth management experts to plan flexible, intelligent ways to get the most benefit for a client. But more than that, we act as trusted advisors who look out for our clients on a daily basis and proactively coordinate the financial plan with their attorney, CPA, banker, and other advisors on the team. Right now, we're looking for ways to give Peter and Andrea the security they're looking for, and by bringing all of their banking business to us, our team will work together to make sure they get it. That's the reason I am with United. I like being a part of a group whose mission is to help clients with their short-term goals so they can realize their long-term financial legacy. We want to be financial champions for the people we work with. At United, I am part of that.

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CO-WORKER OF THE YEAR.

MARILYN BUKA

From big things like completing an analysis of all home equity loans made in the past three years, to little things like driving in the middle of a hailstorm to deliver a payment book, Marilyn Buka lives the United philosophy. She always works hard to make sure her clients, both external and internal, get the best client experience on Planet Earth.

Marilyn works with our lending and collections group to provide financial counseling and creative solutions for our clients in these difficult economic times. She and our small business group implemented new underwriting processes that streamlined the turnaround time on small business loan requests with our existing consumer loan process. And Marilyn gives back to the community by leading United's Community Reinvestment Act Committee, and by providing financial education sessions to high school students.

For her teamwork, dedication, leadership, and positive attitude, we recognize Marilyn, and congratulate her on being named the Merlyn H. Downing Co-worker of the Year.

VOLUNTEERS OF THE YEAR.

MAKE A DIFFERENCE DAY TEAM

Because many of our charitable events focus on children and families, this year we decided to extend our focus to another underserved segment: seniors. Thirty-six co-workers volunteered over 150 hours on projects to benefit senior citizens in Washtenaw and Lenawee Counties.

In Washtenaw County, we performed a much-needed facelift at SOS Community Services by painting the boardroom. At the Ann Arbor Community Center, we helped set up a dedicated office for seniors' needs. We cleaned, painted, donated a computer and furniture, and laid carpet tiles in what was once a closet, and is now a place to plan and coordinate senior activities.

After touching base with several groups in Lenawee, we decided to sponsor and host a bingo game at Cambrian Assisted Living. Our co-workers had such a good time; they decided to make it a regular outing. Also in Lenawee, United co-workers worked with the Lenawee Department on Aging and raked leaves for seniors unable to do it themselves.

We're proud to have so many who give so much back. Well done!

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UNITED BANCORP, INC. BOARD OF DIRECTORS.

FRONT ROW LEFT TO RIGHT: Robert K. Chapman, Joseph D. Butcko  SECOND ROW LEFT TO RIGHT: Stephanie H. Boyse, David S. Hickman,
Kathryn M. Mohr, D.J. Martin, Robert G. Macomber, David E. Maxwell  THIRD ROW LEFT TO RIGHT: James D. Buhr, John H. Foss, James C. Lawson

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UNITED BANCORP, INC.

BOARD OF DIRECTORS
Stephanie H. Boyse - President and Chief Executive Officer,
   Brazeway, Inc.
James D. Buhr - President, J.D. Buhr & Company, LLC
Joseph D. Butcko - Co-owner, Saline Properties
Robert K. Chapman - President and Chief Executive Officer, United
   Bancorp, Inc.
John H. Foss - Retired Vice President, Treasurer, and Chief Financial
   Officer, Tecumseh Products Co.
David S. Hickman - Chairman of the Board, United Bancorp, Inc.
James C. Lawson - General Manager, Avery Oil & Propane
Robert G. Macomber - President, Development Services Group, LLC
D.J. Martin - President, Martin's Home Center
David E. Maxwell - Retired Executive Vice President, Brazeway, Inc.
Kathryn M. Mohr - Member, Robison, Curphey & O'Connell, LLC

OFFICERS
EXECUTIVE OFFICE
David S. Hickman - Chairman of the Board
*Robert K. Chapman - President and Chief Executive Officer
*Todd C. Clark - Executive Vice President
*Joseph R. Williams - Executive Vice President

FINANCE
*Randal J. Rabe - Executive Vice President, Chief Financial Officer,
   Secretary to the Board
Dale L. Chadderdon - Senior Vice President, Finance
Steven W. Schwartz - Senior Vice President and Treasurer
David B. Walter - Vice President, Financial Planning and Analysis
Judith A. Brooks - Financial Accounting Officer
Linda A. Lips - Financial Accounting Officer

WEALTH MANAGEMENT GROUP
*Gary D. Haapala - Executive Vice President
Douglas S. Mervis - Senior Vice President, Wealth Management
   Market Manager - Washtenaw
Holleigh E. Baker - Vice President, Wealth Management Market
   Manager - Lenawee
David C. Blough - Senior Vice President, Investment Management
Charles N. Waterhouse - Senior Vice President, Investment
   Management
Rodney L. Clark - Vice President and Financial Advisor
William J. Dunlap - Vice President, Trust Administration
Russell A. Holznagle - Vice President and Operations Manager
Carol A. Sewell - Vice President, Trust Administration
Thomas M. Sexton - Vice President, Trust Administration
James W. Winslow - Vice President and Financial Advisor
Eric S. Dahlberg - Assistant Vice President, Investment Management
Christopher A. Phillips - Assistant Vice President, Trust
   Administration
Rachael R. Potes - Trust Administration Officer

UNITED MORTGAGE COMPANY
*David H. Kersch - Senior Vice President
Betsy L. Cavanaugh - Vice President, Mortgage Lending
Charles E. Chapell - Vice President, Mortgage Lending
Denise L. McPherson-Pratt - Vice President, Mortgage Lending
Ramona S. Meadows - Vice President, Mortgage Lending
Timothy D. Shoemaker - Vice President, Mortgage Lending
Joseph P. Zuchowski - Vice President, Mortgage Lending
Stephen C. Anderson - Mortgage Origination Officer
Kelly D. Rinne - Mortgage Origination Officer
Terrie L. Hall - Manager, Mortgage Operations

UNITED STRUCTURED FINANCE COMPANY
*Michael H. Chatas - President
Kenneth E. Leonard - Vice President

TECHNO LOGY
Jay S. Patterson - Vice President and Chief Information Officer
D. Arell Chapman - Assistant Vice President, Network Administration
John L. Dudas - Assistant Vice President, Information Systems

OPERATIONS
Amanda M. Hart - Vice President, Deposit Operations
Annette D. Kurowicki - Assistant Vice President, Manager,
   Deposit Operations
Rachel R. Emery - Assistant Vice President, Office Administration
Dawn N. Kangas - Operations Officer

SUPPORT GROUP
*Jamice W. Guise - Executive Vice President and Client Experience
   Officer
*Thomas C. Gannon - Senior Vice President, Human Resources and
   Communications
Kathleen R. McCrate - Senior Vice President, Risk Management
Lisa A. Mason - Vice President and Auditor
Marsha A. Whitehouse - Vice President, Treasury Management
Michelle M. Brasseur - Vice President, Small Business Banking
Tiffaney P. Gruber - Assistant Vice President, Human Resources
John R. Holly - Treasury Management Services Officer
Pamela L. Meade - Marketing Officer

LOAN SUPPORT
*Steven F. Terhaar - Chief Credit Officer
John J. Wanke - Executive Vice President, Special Assets Loan Officer
Marilyn L. Buka - Vice President, Personal Lending
Amy L. Kohrman - Vice President, Credit Administration
Donald E. Skivers - Vice President, Loan Servicing
Michele L. Allen - Assistant Vice President and Loan/Quality
   Review Officer
Alan J. Spadafore - Assistant Vice President, Personal Lending
Diane K. Higgins - Collections Officer
Dana J. Stump - Personal Lending Officer

*Denotes United Bancorp, Inc. Management Committee Member

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UNITED BANK & TRUST

BOARD OF DIRECTORS
Donna K. Baker - CPA and Owner, Donna Baker & Associates and Tax
   Pro Filers
David N. Berlin - President and Chief Executive Officer,
   Alumi-Span, LLC
Stephanie H. Boyse - President and Chief Executive Officer,
   Brazeway, Inc.
Garry R. Clift, Owner - Clift-Buick-Pontiac-GMC
Patrick D. Farver - President and Chief Executive Officer, Blissfield
   Manufacturing Co.
John H. Foss - Retired Vice President, Treasurer, and Chief Financial
   Officer, Tecumseh Products Co.
David S. Hickman - Chairman of the Board, United Bank & Trust
Scott F. Hill - President and Chief Executive Officer,
   Krieghoff-Lenawee Co.
Ann Hinsdale Knisel - County Extension Director Emeritus,
   Michigan State University Extension
Jeffrey A. Kuhman - President and Chief Executive Officer,
   Glycon Corp.
James C. Lawson - General Manager, Avery Oil & Propane
D.J. Martin - President, Martin's Home Center
David E. Maxwell - Retired Executive Vice President, Brazeway, Inc.
Kathryn M. Mohr - Member, Robison, Curphey & O'Connell, LLC
Joseph R. Williams - President and Chief Executive Officer, United
   Bank & Trust

DIRECTOR EMERITUS
M.H. Downing - Retired Chairman of the Board, United Bancorp, Inc.

OFFICERS
EXECUTIVE OFFICE
David S. Hickman - Chairman of the Board
Joseph R. Williams - President and Chief Executive Officer

COMMUNITY BANKING
Timothy R. Creech - Executive Vice President and Community
   Banking Officer
Troy O. Briggs - Vice President and Chief Community
   Banking Officer
Tammy S. Hall - Assistant Vice President and Community Banking
   Officer, Adrian Mall Office
Sally P. Roddy - Assistant Vice President and Community Banking
   Officer, West Adrian Office
Rosemary K. Dickerson - Community Banking Officer,
   Morenci Office
Stephanie A. Dinius - Community Banking Officer, Hickman
   Financial Center
L. Marie Hartley - Community Banking Officer, Thompson Office
Jeanae L. Snyder - Community Banking Officer, Devils Lake Office
Chris M. Studnicka - Community Banking Officer, Clinton Office
Chad C. Waterstradt - Community Banking Officer, Dundee Office
Beverly J. Morgan - Banking Office Manager, North Adrian Office

BUSINESS BANKING
Terry L. Douglass - Senior Vice President, Business Banking
Nathan C. Smith - Senior Vice President, Business Banking
Chris J. Clarke - Assistant Vice President, Business Banking
Roger A. Ferguson - Assistant Vice President, Business Banking

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UNITED BANK & TRUST - WASHTENAW

BOARD OF DIRECTORS
James D. Buhr - President, J.D. Buhr & Company, LLC
Joseph D. Butcko - Co-owner, Saline Properties
Robert K. Chapman - Chairman of the Board, United Bank &
   Trust - Washtenaw
Todd C. Clark - President and Chief Executive Officer, United Bank &
   Trust - Washtenaw
Patricia M. Garcia - President and Publisher, The Ann Arbor Observer
Norman G. Herbert - Financial Consultant
Janet C. Muhleman - President and Chief Executive Officer,
   re:group, inc.
Judith P. Nold - Retired Executive, Dobson-McOmber Agency, Inc.,
   and Community Leader
Daniel T. O'Haver - President, Hackney Hardware Companies
James F. Peggs, MD - Professor, Family Medicine, The University of
   Michigan and Assistant Dean of Student Programs
Paul G. Saginaw - Founding Partner, Zingerman's Community of
   Businesses
James A. Schriemer - Attorney, Conlin, McKenney & Philbrick, P.C.
Richard B. Sheridan - President and Chief Executive Officer, Menlo
   Innovations, LLC
Katherine E. White - Law Professor, Wayne State University, and
   Regent, The University of Michigan

DIRECTORS EMERITUS
George H. Cress - Retired Chairman of the Board, United Bank &
   Trust - Washtenaw
Chris L. McKenney - Senior Partner and President, Conlin,
   McKenney & Philbrick, P.C.

OFFICERS
EXECUTIVE OFFICE
Robert K. Chapman - Chairman of the Board
Todd C. Clark - President and Chief Executive Officer

COMMUNITY BANKING
Brian J. Falzon - Senior Vice President and Community
   Banking Officer
Scott E. Fosdick - Vice President and Community Banking Officer,
   Saline Office
Heather L. Asquith - Assistant Vice President and Community
   Banking Officer, Scio Village Office
Marcia A. Bunney - Community Banking Officer, Manchester Office
Stacy C. Fuqua - Community Banking Officer, Ann Arbor Office
Kathleen A. Roberts - Community Banking Officer,
   Manchester Office
Joshua D. Sager - Community Banking Officer, Dexter Office

BUSINESS BANKING
Pamela Jones-Sexton - Executive Vice President, Business Banking
Bruce H. Webb - Executive Vice President, Business Banking
Jeffrey W. Billig - Vice President, Business Banking
Patrick J. Cavanaugh - Vice President, Business Banking
David A. Guenther - Vice President, Business Banking
Timothy A. Helber - Vice President, Professional Services
David J. Skaff - Vice President, Business Banking

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Report of Independent Registered Public Accounting Firm

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of United Bancorp, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the three years ended December 31, 2008, appearing in the Annual Report Supplement to the proxy statement for the April 28, 2009, annual meeting of the shareholders and the Annual Report on Form 10-K, not appearing herein. in our report dated February 25, 2009, also appearing in the Annual Report Supplement to the proxy statement and the Annual Report on Form 10-K, we expressed an unqualified opinion on those consolidated financial statements.

In our opinion, the information set forth in the condensed consolidated financial statements presented on pages 20 and 21 is fairly stated, in all material respects, in relation to the consolidated financial statements from which it has been derived.

BKD, LLP

Indianapolis, Indiana
February 25, 2009

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CONDENSED CONSOLIDATED BALANCE SHEETS
UNITED BANCORP, INC. AND SUBSIDIARIES

	DECEMBER 31,
In thousands of dollars	2008	2007
ASSETS
Cash and cash equivalents	$18,472	$29,126
Securities available for sale	85,093	85,898
Loans held for sale	4,988	5,770

Portfolio loans	697,019	644,530
Less allowance for loan losses	18,312	12,306
Net loans	678,707	632,224

Premises and equipment, net	13,205	13,160
Bank-owned life insurance	12,447	11,961
Accrued interest receivable and other assets	19,481	17,548
Total Assets	$832,393	$795,687

LIABILITIES
Deposits
Noninterest bearing deposits	$89,487	$77,878
Interest bearing deposits	620,062	593,659
Total deposits	709,549	671,537

Other borrowings	50,036	44,611
Accrued interest payable and other liabilities	3,357	6,572
Total Liabilities	762,942	722,720

TOTAL SHAREHOLDERS' EQUITY	69,451	72,967
Total Liabilities and Shareholders' Equity	$832,393	$795,687

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
UNITED BANCORP, INC. AND SUBSIDIARIES

	FOR THE YEARS ENDED DECEMBER 31,
In thousands of dollars	2008	2007	2006

Interest income	$47,041	$51,634	$47,056
Interest expense	17,297	21,873	17,802
Net interest income	29,744	29,761	29,254
Provision for loan losses	14,607	8,637	2,123
Net interest income after provision for loan losses	15,137	21,124	27,131
Noninterest income	13,510	13,652	12,175
Noninterest expense	29,963	27,559	26,914
Income (loss) before federal income tax	(1,316)	7,217	12,392
Federal income tax	(1,280)	1,635	3,420
Net income (loss)	$(36)	$5,582	$8,972

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CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
UNITED BANCORP, INC. AND SUBSIDIARIES

In thousands of dollars, except per share data	Common Stock and Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income, Net of Tax	Total Shareholders' Equity
Balance, January 1, 2008	$67,860	$4,814	$293	$72,967

Net loss, 2008		(36)		(36)
Other comprehensive income:
Net change in unrealized gains on securities
available for sale, net of reclass adjustments
for realized gains and related taxes			625	625
Total comprehensive income				589

Cash dividends declared, $0.70 per share		(3,544)		(3,544)
Purchase of common stock, 42,641 net shares	(831)			(831)
Common stock transactions, 2,984 net shares	137			137
Director and management deferred stock plans	174	(41)		133
Balance, December 31, 2008	$67,340	$1,193	$918	$69,451

PRICE RANGE FOR COMMON STOCK
The following table shows the high and low selling prices of common stock of the Company for each quarter of 2008 and 2007 as obtained from the Over the Counter Bulletin Board ("OTCBB"). These prices do not reflect private trades not involving brokers or dealers. The common stock of the Company is quoted over the counter as UBMI. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions. The Company had 1,251 shareholders of record as of December 31, 2008. The prices and dividends per share have been adjusted to reflect the 2007 stock dividends.

	2008			2007
	MARKET PRICE		CASH DIVIDENDS	MARKET PRICE		CASH DIVIDENDS
QTR.	HIGH	LOW	DECLARED	HIGH	LOW	DECLARED
1st	$22.00	$17.55	$0.20	$23.50	$21.88	$0.19
2nd	20.00	14.00	0.20	24.00	21.75	0.20
3rd	14.98	9.20	0.20	22.50	20.20	0.20
4th	12.99	7.55	0.10	22.00	17.00	0.20

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BOOK VALUE PER SHARE AT DECEMBER 31 AVERAGE LOANS DIVIDENDS PER SHARE AVERAGE DEPOSITS EARNINGS (LOSS) PER SHARE AVERAGE TOTAL ASSETS 2004 2005 2006 2007 2008 $11.98 $12.92 $14.20 $14.33 $13.75 $471.1 $527.4 $574.7 $633.9 $673.3 $0.62 $0.68 $0.73 $0.79 $0.70 $522.3 $569.7 $608.3 $647.3 $676.8 $1.46 $1.58 $1.69 $1.06 -$0.01 $633.7 $689.5 $730.0 $777.2 $809.2

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Stock Transfer Agent and Registrar

Please contact United Bancorp, Inc.'s transfer agent, at the website, phone number, or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership, or other matters pertaining to your stock account.

Investor Relations
Registrar & Transfer Company
10 Commerce Dr.
Cranford, New Jersey 07016-3572
(800) 368-5948
www.rtco.com

Stock Symbol

United Bancorp, Inc. common stock is traded over the counter under the symbol UBMI. Orders to buy or sell the Company's stock may be placed with any broker.

Nature of Business

United Bancorp, Inc. is a financial holding company that is the parent company for United Bank & Trust and United Bank & Trust - Washtenaw. The subsidiary banks operate 17 banking offices in Lenawee, Washtenaw, and Monroe Counties, and United Bancorp, Inc. maintains an active Wealth Management Group that serves the Company's market area.

Annual Meeting

The annual meeting of the shareholders of United Bancorp, Inc. will be held Tuesday, April 28, 2009, at 4:30 p.m. at:

United Bank & Trust
Downing Center
209 E. Russell Rd.
Tecumseh, Michigan 49286

Form 10-K Report

A copy of the 2008 form 10-K Annual Report of United Bancorp, Inc., as filed with the Securities and Exchange Commission, will be furnished to any shareholder free of charge upon submission of written request to:

Randal J. Rabe
Executive Vice President and
Chief Financial Officer
United Bancorp, Inc.
P.O. Box 248
Tecumseh, Michigan 49286

In addition, you may visit the Securities and Exchange Commission website at www.sec.gov to obtain a copy.

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© 2009 United Bancorp, Inc.